                                                                 EXHIBIT 10.70.1


                                  SUBCONTRACT,
                            FACILITY USE AGREEMENT,
                               AND ASSET PURCHASE


     THIS AGREEMENT made this ____ day of December, 1998, by and among Correctional Services Corporation ("CSC"), a Florida corporation, Trans-American Development Associates, Inc. ("TADA"), a Louisiana corporation and FBA, L.L.C. ("FBA"), a Louisiana limited liability company. This Agreement shall have an effective date of December 14, 1998 (the "Effective Date").

                                    RECITALS
                                    --------

     WHEREAS, pursuant to that certain Cooperative Endeavor Agreement dated February 24, 1994, and as amended by Amendment Nos. 1, 2, 3, 4, 5, 6, 7 and 8 (collectively referred to as the "Cooperative Endeavor Agreement") entered into by and between the State of Louisiana Department of Public Safety and Corrections ("DOC") and the City of Tallulah (the "City"), the City agreed to construct, or cause to be constructed, a juvenile detention facility located on the real property and improvements more particularly described on Exhibit "A" attached hereto and incorporated herein by reference (the "TCCY Facility") for the public purpose of providing housing and programmatic services to juveniles adjudicated to the custody of the DOC, and, in consideration therefor, the DOC agree to pay certain per diem payment to the City (the "Department Payments"), with respect to the TCCY, on the terms and conditions provided in the Cooperative Endeavor Agreement; and

     WHEREAS, pursuant to a certain management services agreement dated February 16, 1994, and amended on June 1, 1995 (collectively "Management Services Agreement"), between TADA and the City, TADA undertook to perform the City's obligations under the Cooperative Endeavor Agreement to construct, operate and maintain the TCCY Facility and to provide programmatic services to the juveniles adjudicated to the custody of the DOC in consideration of the assignment of the Department Payments; and

     WHEREAS, pursuant to that certain agreement dated March 30, 1995 ("City Assignment"), the City, as assignor, assigned to TADA, as assignee, all of the City's rights, title and interest under and with respect to that certain Cooperative Endeavor Agreement, including without limitation, the right to receive the Department Payments and all rights of the City to take such proceeding, legal, equitable, or otherwise to compel timely payment therefor (the "Assigned Rights") as such are provided for in the Cooperative Endeavor Agreement; and

     WHEREAS, on January 27, 1997, for good and valuable consideration, TADA sold to FBA, any and all interest that TADA had in the TCCY Facility, but not the duty to perform the obligations obtained under the City Assignment to operate the TCCY Facility and to provide programmatic services to the juveniles adjudicated to the custody of the DOC; and

     WHEREAS, pursuant to that certain assignment dated May 29, 1998 (the "TADA Assignment"), TADA, as assignor, assigned to FBA, as assignee, without recourse, all of TADA's right, title and interest in and to the Cooperative Endeavor Agreement, including without limitation, the right to receive the Department Payments and the Assigned Rights, as well as the immediate and continuing right to receive and collect all insurance proceeds, condemnation awards and all other payments and amounts due thereunder or with respect to the TCCY Facility, except that FBA was not made responsible or liable for any of the operational and/or management duties and obligations of TADA under the Management Services Agreement, which were specifically retained by TADA; and

     WHEREAS, pursuant to that Absolute Assignment Agreement dated May 29, 1998 (the "FBA Assignment"), FBA, as assignor, assigned all its right, title and interest in and to the Cooperative Endeavor Agreement, including without limitation the right to receive Department Payments and the Assigned Rights to First Tennessee Bank National Association (the "Trustee"), as assignee, as Trustee for the benefit of the holders of those certain Privately-Placed Taxable Revenue Beneficial Interest Certificates (the "Certificates"); and

     WHEREAS, the Trustee executed and delivered the Certificates pursuant to that certain Trust Indenture, dated May 29, 1998, by and among Trustee, FBA and TADA; and

     WHEREAS, pursuant to a facility use agreement dated May 29, 1998 (the "Facility Use Agreement"), FBA permitted TADA to use the TCCY Facility for the purpose of fulfilling TADA's operational and/or management duties and obligations to the City and to DOC under the Management Services Agreement, the City Assignment and the Cooperative Endeavor Agreement.

     NOW THEREFORE, in consideration of the covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, CSC, TADA and FBA, intending to be bound, agree as follows:

                        I.   INCORPORATION BY REFERENCE

     The recitals set forth above are hereby incorporated herein for all purposes as if fully set forth below in their entirety.

     The Cooperative Endeavor Agreement, the Management Services Agreement, the City Assignment, the TADA Assignment, the FBA Assignment, the Indenture and the Facility Use Agreement are attached hereto as Exhibits B, C, D, E, F, G and H, respectively, and are incorporated herein for all purposes as if set forth in their entirety. CSC makes the following representations and agreements subject to the terms and provisions of each of the documents listed above and incorporated herein. Unless otherwise indicated herein, the Cooperative Endeavor Agreement, the Management Services Agreement, the City Agreement, the TADA Assignment, the FBA Assignment, the Indenture and the Facility Use Agreement, and each of their respective exhibits, attachments, schedules, each remain effective and in force pursuant to its respective terms.

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

                               II.  SUBCONTRACT

     2.1  Purpose.  TADA subcontracts with CSC, and FBA hereby consents to such
          -------
subcontract, to have CSC fulfill all of TADA's obligations in connection with operating and maintaining the TCCY Facility, as well as providing programmatic services to the juveniles adjudicated thereto by the DOC, as required by the provisions of the Cooperative Endeavor Agreement, Management Services Agreement and the City Assignment.

     2.2  Term. This Subcontract shall commence as of the Effective Date and
          ----
shall continue for so long as the Facility Use Agreement remains in effect between TADA and FBA, unless terminated earlier as provided below. As provided in the Facility Use Agreement, FBA has the sole right to terminate the Facility Use Agreement for any reason upon thirty (30) days prior written notice delivered to TADA. By its execution hereon, FBA agrees to provide written notice of any such termination to CSC simultaneously with the provisions of written notice of such termination to TADA.

     Notwithstanding the foregoing, FBA hereby covenants to TADA and CSC that it will only exercise its sole right to terminate the Facility Use Agreement in instances such as the following: 1) the DOC terminates the Cooperative Endeavor Agreement pursuant to its terms, or 2) if CSC fails to operate and maintain the TCCY Facility in accordance with the applicable standards adopted by the State of Louisiana and the American Correctional Association (as may be amended from time to time) or, 3) if required by the order or judgment of any court , or 4) if CSC is in default of any of its other obligations under this Agreement, or 5) if TADA is required by the DOC to take back over operational responsibilities subcontracted under this Agreement, or 6) if such action is required to satisfy the obligations of FBA and/or TADA under the Indenture.

     CSC may, for its convenience, terminate this Subcontract upon one hundred eight (180) days prior written notice to TADA.

     2.3 Assignment. CSC shall not have the right to assign this Subcontract or
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any of the rights obtained hereunder without the written consent of TADA and
FBA, which consent will not be unreasonably withheld by TADA and FBA.

     2.4 Management Fee; Operating Expenses. CSC is entitled to a management fee
         ----------------------------------
(the "Management Fee") in return for its operation and management of the TCCY Facility. Pursuant to the terms of Section 3.03(b) of the Indenture, the Trustee is directed to disburse to CSC a Management Fee calculated as follows. The Department Payments shall be made to the Trustee and the Trustee is directed to allocate, pursuant to Section 3.03(b) of the Indenture a proportionate amount of the Department Payments in the following order of priority: (i) to the payment of the principal and interest on the Certificates; (ii) to the payment of any deficiencies in the Reserve Fund, as established pursuant to the Indenture; (iii) to the payment of certain expenses, including (a) a monthly payment to the City, (b) to the payment of casualty, liability, and business interruption insurance, and all other insurance associated with the management, operation, and ownership of the

TCCY Facility, (c) to the payment of all taxes associated with the TCCY Facility, including the annual property tax assessed on the TCCY Facility, (d) to the payment of the Use Payments established in the Indenture, and as revised herein at Section 3.4, owed from CSC to FBA, and (e) to the payment of a Maintenance Reserve Fund, established pursuant to the Indenture. After the Trustee has applied the Department Payments to the deposits and disbursements itemized in (i), (ii) and (iii)(a) - (e) above, the Trustee is directed to disburse the amount remaining to CSC as a Management Fee, from which CSC is responsible for the payment of any and all fees associated with the management and operation of the TCCY Facility.

     So long as the Subcontract is effective, CSC, as TADA's subcontractor, shall be solely responsible for any and all operating expenses incurred in connection with the utilization of the TCCY Facility, including without limitation, all taxes, charges, fees and other charges assessed or imposed upon the TCCY Facility or the operations conducted thereon, all compensation paid to employees and contractors in the operation of the TCCY Facility, the Use Payments, and all utility costs and other items of overhead expense incurred in connection with the operation of the TCCY Facility. Allocations of the Department Payments withheld by the Trustee and deposited to the respective funds shall be considered as revenues and expenses attributable to the party responsible for such payment hereunder in each case.

     As long as this Agreement is in effect, CSC's entitlement to the above described Management Fee shall not be affected by any sale or assignment of any rights hereunder by FBA or TADA.

     2.5 Continuing Opportunities. CSC shall be entitled, if it desires, and if
         ------------------------
allowed by each particular contract, to an assignment of all contracts of TADA relating to the rights and obligations undertaken under this Subcontract. This shall include the opportunity to evaluate and hire any or all trained employees currently working at the TCCY Facility. However, nothing contained herein shall be construed to impose any responsibility on CSC to exercise these rights. To the extent reasonably possible, TADA will assist CSC in this regard and use it best efforts to assist CSC in its evaluation and hiring process. In connection herewith, personnel record and other records relating to the TCCY Facility, including but not limited to employee files, will be turned over to CSC. CSC agrees to cooperative with FBA and TADA and make any and all of these records available to FBA and/or TADA , upon request.

     CSC expressly does not assume any obligation or duty under or arising from any contract or other agreement or the acts or omissions of TADA or FBA in the operation of the TCCY Facility which occurred prior to the Effective Date of this Subcontract. This includes, but is not limited to, the care or handling of residents. CSC agrees to assume, upon the execution of this Subcontract, the employment at will of current employees at the TCCY Facility, whose employment may continue at will for those who meet the minimum requirements for employment at CSC for the position in question. At the time TADA or FBA distributes final payroll checks to its employees at the TCCY Facility, TADA or FBA shall also distribute to each such employee all of his or her accrued vacation time. The execution of this Subcontract and the employment of the employees by CSC will not result

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

in any carryover liability to CSC for vacation time, taxes, penalties or other claims resulting from TADA's or FBA's employment of the employees. CSC does not assume any responsibility for contributions to or liability in connection with any employee benefit or health plan previously provided to the employees by TADA or FBA, except to the extent such is required by applicable Federal or State law.

     2.6 Consideration to TADA. TADA shall receive from CSC, as full
         ---------------------
consideration of the granting of the subcontract rights set forth above, the following: 1) CSC obligates itself to fulfill all of TADA's obligations in connection with operating and maintaining the TCCY Facility, as well as providing programmatic services to the juveniles adjudicated thereto by the DOC pursuant to the Cooperative Endeavor Agreement, Management Services Agreement and the City Assignment, including insuring compliance with the appropriate American Correctional Association Standards and all DOC policies and regulations; 2) CSC agrees to indemnify TADA as set forth below and 3) CSC hereby pays to TADA ten ($10.00) dollars and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by TADA. TADA hereby acknowledges that for so long as the obligations and rights contemplated by this Subcontract are in effect and CSC is in compliance hereof, TADA will not have the right to receive the Management Fee as set forth in the Facility Use Agreement between it and TADA and as further defined below.

     2.7 Indemnification. CSC will indemnify, defend and hold harmless TADA and FBA, their assigns, successors, officers, directors, shareholders, employees and agents, from all claims, lawsuits, losses, costs, penalties, expenses arising out of or related to: 1) CSC's failure to perform any of the obligations or covenants undertaken in this Subcontract; or 2) CSC's operation and maintenance of the TCCY Facility, including the requirement to provide programmatic services to the juveniles adjudicated thereto by the DOC, as required by the provisions of the Cooperative Endeavor Agreement, Management Services Agreement and the City Assignment; or 3) CSC's obligations relating to CSC's employment of any former employees of TADA and/or FBA; or 4) CSC's failure to comply with applicable regulations of the DOC, the American Correctional Association standards or any court order.

     TADA and FBA will indemnify, defend and hold harmless CSC, their assigns, successors, officers, directors, shareholders, employees and agents, from all claims, lawsuits, losses, costs, penalties and expenses arising out of or related to: 1) TADA's or FBA's failure to perform any of the obligations or covenants undertaken in the Cooperative Endeavor Agreement, Management Services Agreement, City Assignment, TADA Assignment, FBA Assignment or Facility Use Agreement occurring prior to CSC's execution of this Subcontract; or 2) TADA's or FBA's operation and maintenance of the TCCY Facility prior to the effective date hereof, including the requirement to provide programmatic services to the juveniles adjudicated thereto by the DOC; or 3) TADA's or FBA's obligation relating to the employment of individuals prior to CSC's execution of this Subcontract; or 4) any and all other matters relating to possession, use, operation and maintenance of the TCCY Facility occurring prior to CSC's execution of this Subcontract.

     2.8 Annual Audits by CSC.  FBA and/or TADA shall have the right, at least
         --------------------
twice each

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

year, to enter upon the TCCY Facility premises for the purpose of having a licensed engineer inspect CSC's maintenance of the TCCY Facility as required by this Agreement. CSC shall also provide FBA and TADA with a copy of any report performed by the DOC, the City, the Department of Justice, the American Correctional Association, etc., and relating to the TCCY Facility, within seven
(7) days of CSC's receipt of same.

     In addition, CSC shall, on at least an annual basis, and otherwise as reasonably requested by FBA, provide FBA, the Trustee and Carlyle Capital Markets Inc. with a copy of its current audited financial statements and reports.

     2.9 Other Reports and Audits.  In addition to the foregoing, CSC shall
         ------------------------
provide FBA and TADA with a copy of all reports, litigations or audits, including but not limited to those initiated by DOC, the U.S. Department of Justice and the American Correctional Association.

                          III. FACILITY USE AGREEMENT

     3.1  Use of the TCCY Facility.  In consideration of the payments to be made
          ------------------------
pursuant to the terms of this Agreement ("Use Payments") and the provisions stipulated to be performed by CSC in the Subcontract portion of this Agreement, and for so long as the Subcontract between TADA and CSC is in effect, FBA, as owner of the TCCY Facility, acknowledges that CSC shall have the exclusive right to utilize the TCCY Facility for the purpose of operating the TCCY Facility and fulfilling its obligations to TADA pursuant to the provisions of the Subcontract contained hereinafter.

     For purposes of this Agreement, CSC exclusive rights of use of the TCCY Facility hereunder shall be inclusive of all buildings and appurtenances, parking lot, Warden and Deputy Warden houses, and the guest bedrooms. This exclusive right shall not include the right to install, operate, manage or maintain inmate telephones, enclosures and associated equipment ("inmate telephone services") at TCCY Facility, as all such rights belong to Tallulah Management Facility #2, Inc (now Frostline, Inc.). CSC herein agrees to cooperate with and assist Tallulah Management Facility #2, Inc (now Frostline, Inc.), as necessary to protect its rights and interests with respect to the inmate telephone services.

     3.2  Term. FBA agrees that CSC shall have the exclusive right to use the
          ----
TCCY Facility as of and from the Effective Date, continuing for so long as the original Facility Use Agreement remains in effect between TADA and FBA, unless terminated earlier as provided below.

     The parties hereto specifically acknowledge and agree that the original Facility Use Agreement is and remains in full force and effect and that CSC assumes the obligations and responsibilities of TADA pursuant to the Facility Use Agreement. The parties hereby additionally acknowledge and agree that, in the event that this Agreement is terminated, TADA shall immediately re-assume the obligations and responsibilities undertaken by it pursuant to the Facility Use Agreement or find a substitute operator.

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

     3.3 Assignment. CSC shall not have the right to assign this Subcontract or
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any of the rights obtained hereunder without the written consent of FBA and
TADA, which consent will not be unreasonably withheld by FBA and TADA.

     3.4 Use Payments. In consideration of CSC's utilization of the TCCY
         ------------
Facility, as TADA's subcontractor, CSC agrees to pay to FBA certain use payments (the "Use Payments"). The Use Payments are composed of (i) a fixed component of $31,000.00 payment per month; (ii) a component based upon actual TCCY Facility juvenile population; (iii) a variable component; and (iv) other Trustee payments described herein for which FBA is otherwise responsible. For any partial months under this Agreement, the Use Payments shall be made on a prorata basis. Components (i) - (iii) are to be calculated as follows:

     Component No. 1 -- Fixed Component: Beginning on January 1, 1999, and continuing on the 1st day of each month thereafter, the Trustee shall be instructed to pay to FBA on the 25th of each month a fixed component of $31,000.00, for the preceding month, to continue during the duration of this Agreement unless a new Use Payment is negotiated between FBA and CSC.

     Component No. 2 -- Component Based Upon Actual Facility Population:
     Beginning 90 days from the Effective Date and through November 15, 1999, Trustee shall be instructed to pay FBA each month a component of the Use Payment calculated to be $2.00 per day for each juvenile actually housed at the TCCY Facility during that particular month, and effective November 16, 1999, through the duration of this Agreement, Trustee will be instructed that this component of the Use Payment will be increased to $4.00 per day for each juvenile actually housed at the TCCY Facility during that particular month, unless the actual increase in the total Department Payment which becomes effective on November 16, 1999 is less than $2.00 per juvenile, in which case this component of the Use Payments shall be increased by the same dollar amount as the actual increase in the total Department Payment becoming effective on November 16, 1999. Notwithstanding the foregoing, effective November 16, 2000, and continuing for the duration of this Agreement, this component of the Use Payment shall be $4.00 per day for each juvenile actually housed at the TCCY Facility during each month.

     Component No. 3 -- Variable Component. In addition to the fixed component and the component based upon actual TCCY Facility population, the Trustee shall be directed to pay each month to FBA a portion of the Use Payment comprised of the variable component, commencing on November 16, 1999, and continuing on the 16th day of each month thereafter. The Variable Component of the Use Payment is calculated as follows:

          The difference between --

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

               The "Reduced Department Payment", i.e., the amount that the DOC would pay pursuant to the Cooperative Endeavor Agreement in the event that the DOC assumed operation of the TCCY Facility, as established on the date of this Agreement, i.e., $17.55,

          and

               the "Reduced Department Payment as escalated and recalculated each year by a factor of the actual Consumer Price Index,

          multiplied by 686, representing the number of juvenile offenders guaranteed by the DOC,


          multiplied by the actual number of days in each month,

          then multiplied by a factor of 0.7.

     The revised Variable Component of the Use Payment will be calculated and effective upon the date that FBA is notified by the DOC that the DOC has revised the amount of the Department Payments payable pursuant to the Cooperative Endeavor Agreement. The Variable Component will be increased by an amount corresponding to the increase in the Department Payments.

     By its execution hereon, FBA agrees to provide written notification of the revised Department Payment to the Trustee, CSC and Carlyle Capital Markets Inc. within seven (7) days from receipt of its notice from the DOC.

     The Reduced Department Payments are projected to be escalated annually by an estimated 3%. Upon notification from or on behalf of FBA of the actual amount of the Reduced Department Payments, Carlyle Capital Markets Inc. will provide the revised calculations to the Trustee, CSC and FBA.

     By its execution hereof, Trustee assumes no liability for the erroneous calculations of the Variable Component of the Use Payment and will rely solely on the information provided to it by FBA and Carlyle Capital Markets Inc. with respect thereto.

     It is specifically acknowledged by FBA and TADA, that as long as the Subcontract and the Facility Use Agreement contained herein are in effect, FBA will not be entitled to receive the payment stipulated in the Facility Use Agreement between TADA and FBA, in the amount of

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

$120,000.00/month, and listed as the Sixth disbursement in Section 3.03 - Application of Other Moneys of the Indenture.

     CSC shall forward its invoice on the 1st calendar day of each month to the DOC, representing the services rendered in the preceding calendar month. Use Payments to FBA shall be payable on the 25th day of each calendar month by the Trustee, for services of the preceding month. Use Payments for a partial month shall be prorated. Pursuant to the terms of provisions of Section 3.04 of the Indenture, the Trustee is directed to allocate to the extent of funds available thereunder, the portion of the Department Payments equal to the Use Payments, and the Trustee is directed to deposit each Use Payment to the Use Payment Fund established pursuant to Section 3.01 of the Indenture, to be disbursed by the Trustee to FBA in accordance with the Indenture.

     Use Payments may be increased or decreased, upon mutual agreement of the parties hereto. If the Use Payment is increased or decreased, FBA shall notify the Trustee of the negotiated amount, and FBA shall direct the Trustee to allocate an amount of the Department Payments in an amount equal to such negotiated Use Payment to be deposited to the Use Payment Fund.

     3.5 Utilities/Overhead Expenses. As of the Effective Date, and for the
         ---------------------------
duration of this Agreement, CSC will be responsible for and pay the cost of all utilities and other items of overhead expense incurred in connection with the TCCY Facility.

     3.6 Maintenance. During the term of this Agreement, CSC will be responsible
         -----------
for all repairs and maintenance to the TCCY Facility, other than "extraordinary maintenance." For purposes of this Agreement, the term "extraordinary maintenance" is defined as "replacement of major building components and major equipment (other than that listed on Exhibit I and assets purchased separately by CSC) of the TCCY Facility. These include the following: generators, kitchen equipment, laundry equipment, air conditioners, heater, sewerage lift station, water distribution system and gas distribution system." Repairs and maintenance of items generally meeting the above definition of "extraordinary maintenance" shall not be the responsibility of FBA, if the repairs or maintenance are made necessary as a result of vandalism.

     3.7  Insurance. CSC shall, for the duration of this Agreement, obtain and
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pay all premiums for policies of general liability insurance, including business interruption coverage (in an amount sufficient to maintain the timely payment of Distributions for a period of twelve months), and casualty insurance, and other insurance associated with its management, operation and maintenance of the TCCY Facility, with aggregate limits of not less than $10,000,000 .00 per occurrence. FBA, TADA and the Trustee shall be named in all such policies of insurance as additional insureds.

     FBA acknowledges that it is and remains responsible for the payment of all insurance premiums associated with the ownership of the TCCY Facility. CSC and the Trustee shall be named as an additional insureds in all policies for which FBA is responsible. The parties specifically recognize that the insurance requirements contained in Section 9.02(d) of the Indenture must be complied with, and that each FBA and CSC will make its respective contributions to the Insurance

Fund, as defined by the Indenture, to insure timely payment of premiums for the required coverage. Notwithstanding the foregoing, CSC and FBA acknowledge that payment of the insurance premiums required by Section 9.02(d) of the Indenture will be paid directly by the Trustee each month out of the Department Payments. As such, these payments by the Trustee on behalf of CSC and FBA effectively become additions to the Management Fee and Use Payments, respectively. Any interest owned on the money deposited into the Insurance Fund or for fees charged by the Trustee will belong to the parties in the portion of the respective share of the total insurance expenditures required and fees charged. FBA represents, and CSC acknowledges, current liability premiums (including the business interruption coverage) are paid through 9/30/99. As such, as of the Effective Date hereof, CSC will reimburse FBA for the prorata premium amounts which on such date will become CSC's responsibility.

     3.8 Taxes. Pursuant to the Indenture, FBA, as owner of the TCCY Facility,
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shall be responsible for the payment of property taxes, ad valorem taxes and special assessments, state, parish or city, associated with the TCCY Facility. CSC shall pay, prior to delinquency, all personal property taxes levied or assessed against CSC equipment, fixtures, personal property located at the TCCY Facility. As with payment of the insurance premiums covered above, such payments shall be made directly by the Trustee on FBA's and CSC's behalf , which payments effectively become additions to the Use Payments and Management Fee, respectively. In addition, CSC shall pay any and all licenses, charges, and other fees of every kind and nature as and when they become due and before the same become delinquent arising out of or in connection with CSC's use and occupancy of the TCCY Facility.

     3.9 Compliance with Laws.  CSC agrees to comply with all valid laws,
         --------------------
ordinances, codes, rules and regulations of governmental authorities having jurisdiction applicable to the occupancy or use of the TCCY Facility.

     3.10 Alterations and Improvements. Upon prior written consent of FBA and
          ----------------------------
TADA, CSC shall have the right to make alterations and improvements to the TCCY Facility. Upon the termination of this Agreement, all alterations and improvements to the TCCY Facility shall be retained and become the property of FBA. CSC acknowledges that the TCCY Facility is covered by a mortgage held by the Trustee for the benefit of the Certificate Holders.

     3.11 Surrender. Upon termination of this Agreement, CSC shall deliver the
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TCCY Facility to FBA in as good a condition as the TCCY Facility existed on the
Effective Date of this Agreement, reasonable wear and tear excepted.

     3.12 Liability of FBA and/or TADA. Neither FBA nor TADA shall be liable to
          ----------------------------
CSC or to CSC's employees, agents, licensees, invitees, juveniles adjudicated by the DOC to the TCCY Facility or any other person for (1) any injury or damage to person or property due to CSC's operations of the TCCY Facility; or (2) for any loss or damage to any person or property occasioned by theft, act of God, or any other matter beyond the control of FBA or TADA.

     3.13 Indemnification.  CSC agrees that it shall indemnify, defend and hold
          ---------------
harmless FBA and TADA, from and against (1) all fines, suits, losses, costs, liabilities, claims, demands or actions, by reason of any breach, violation or non-performance of any of the terms, provisions, covenants, agreements or conditions on the part of CSC under this Agreement; and (2) all claims, demands, actions, damages, losses, costs, liabilities, expenses and judgments suffered by, recovered from or asserted against FBA or TADA on account of injury or damage to person or property to the extent that any such damage or injury may be incident to, arise out of, or be caused, either proximately or remotely, wholly or in part by any act, omission, negligence or misconduct on the part of CSC or any of its agents, servants, employees, contractors, guest, licensees, invitees or juveniles adjudicated by the DOC to the TCCY Facility or of any persons entering the TCCY Facility under or with the express or implied invitation, permission or consent of CSC, or when any such injury or damage is the result, proximately or remotely, of the violation of CSC or any of its agents, servants, employees, contractors, guest, licensees, invitees or juveniles adjudicated by the DOC to the TCCY Facility, of any law, ordinance or governmental order of any kind, or when any such injury or damage may in any other way arise from the occupancy or use by CSC of the TCCY Facility. CSC covenants and agrees that in case FBA or TADA shall be made a party to any litigation commenced by or against CSC, or relating to its use of the TCCY Facility, the CSC shall pay all reasonable costs and expenses, including reasonable attorneys fees and court costs, incurred by or imposed upon FBA or TADA by virtue of any such litigation, and the amount of all such cost and expenses, including attorneys fees and court costs, shall be a demand obligation owing by CSC to FBA and TADA, and shall bear interest at the highest rate allowed by law.

     Subject to Section 3.12, FBA and TADA agree that they shall indemnify, defend and hold harmless CSC, from and against (1) all fines, suits, losses, costs, liabilities, claims, demands or action, by reason of any breaches, violations or non-performance of any of the terms, provisions, covenants, agreements or conditions on the part of FBA and/or TADA under this Facility Use Agreement; and (2) all claims, demands, actions, damages, losses, costs, liabilities, expenses and judgments suffered by, recovered from or assessed against CSC on account of injury or damage to person or property to the extent that any such damage or injury may be incident to, arise out of, or be caused by, either proximately or remotely, wholly or in part by any act, omission, negligence or misconduct on the part of FBA and/or TADA or any of their agents, servants, employees, contractors, guests, licensees or invitees, or by any juveniles adjudicated by the by the DOC to the TCCY Facility (when such injury or damage is sustained prior to the Effective Date hereof) or of any persons entering the TCCY Facility under or with the express or implied invitation, permission or consent of FBA and/or TADA or any of their agents, servants, employees, contractors, guests, licensees, invitees or juveniles adjudicated by the DOC to the TCCY Facility, when such damage or injury occurs prior to the Effective Date of this Agreement, of any law, ordinance or governmental order of any kind, or when any such injury or damage may in any other way arise from the occupancy or use by FBA and/or TADA of the TCCY Facility prior to the Effective Date hereof. FBA and TADA covenant and agree that in case CSC shall be made a party to any litigation commenced by or against FBA and/or TADA, and for which indemnity is provided in this Section, FBA and/or TADA shall pay all such cost and expense, including attorneys fees and court costs, which shall be a demand obligation owing by CSC to FBA and TADA, and shall bear interest at the highest rate allowed by law.

     3.14 No Real Rights Created. This Agreement does not create a servitude or
         -----------------------
other real right on or to the TCCY Facility. Neither this Agreement nor any memorandum or extract hereof shall be recorded in the public records of the Parish of Madison, State of Louisiana. This Agreement shall be subject to and subordinate to the lien of any mortgage now or hereinafter placed upon the TCCY Facility.

     3.15 Conflict with the Indenture. To the extent that the terms, conditions
          ---------------------------
or provisions contained herein are in conflict with the terms, conditions or provisions of the Indenture, the terms, conditions and provisions of the Indenture shall govern.

                              IV. ASSET PURCHASE

     4.1 Ownership of Assets. TADA represents that it  has full power,
         -------------------
authority,  and legal right to transfer, assign and sell the assets listed on
Exhibit I ("the Assets"), attached hereto and incorporated herein for all purposes. TADA represents that no other party owns any of the Assets.

     4.2  Price. CSC hereby purchases from TADA all of the Assets, subject to
          -----
any existing security interests granted thereon, for the full sum of $357,323.00 (hereinafter the "Asset Price"), which amount includes applicable sales taxes, the receipt and sufficiency of which is hereby acknowledged by TADA. CSC, TADA and FBA mutually agree that the Asset Price stipulated above is a fair market price for the purchase of the Assets, taking into consideration the condition of the Assets and all existing security interests attaching thereto. TADA and FBA agree to deliver such bills of sales, financing statements and/or titles as CSC may reasonably request to effectuate the purchase of the Assets and the transfer of title of the Assets to CSC.

     4.3  Inspection. CSC acknowledges that it has had an opportunity to and has
          ----------
inspected the Assets, and confirms that all of the Assets are present and accounted for.

     4.4 Sales Tax.  CSC acknowledges that it will be responsible for the
         ---------
payment of any and all sales tax imposed by any taxing authority on the Assets, as well as any other personal property, equipment and fixtures now or hereinafter owned by CSC and located at the TCCY Facility.

                                V. DISCLOSURES

     5.1 Inmate Telephone Services. TADA represents, and CSC acknowledges, that
         -------------------------
pursuant to an assignment dated March 30, 1995, TADA assigned the exclusive right to install, operate, manage, maintain inmate telephones, enclosures and associated equipment ("inmate telephone services") at TCCY, either directly or indirectly, to Tallulah Management Facility #2, Inc (now Frostline, Inc.). CSC understands that none of the rights and benefits associated with the inmate telephone services are conveyed herein, as such rights belong to Tallulah Management Facility #2, Inc (now Frostline, Inc.). CSC agrees to cooperate with and assist Tallulah Management Facility #2,

Inc (now Frostline, Inc.), as necessary to protect its rights with respect to the inmate telephone services.

     5.2  Pending Litigation. To the best of TADA's and FBA's knowledge, there
          ------------------
are no pending or threatened actions or proceedings before any court or administrative agency which shall materially adversely affect the condition, business or operation of CSC or the ability of CSC to perform its obligations hereunder, with the exception of the following: 1) Hayes Williams, et al v. John McKeithen, et al, C.A. #71-98B, filed in the United States District Court for the Middle District of Louisiana; this matter has been consolidated with In
Re: Juvenile Facilities, C.A. # CH97-M5-001-B and In Re: Tallulah Correction Center for Youth, C.A. #CH97-0665-B-M1 and The United States of America v. State of Louisiana, et al, C.A. 98-947-B-1 seeking injunctive relief; and 2) Brian B., et al v. Richard Stalder, et al, C.A. #98-886-B-M1, seeking injunction and which may be consolidated with the foregoing civil actions.

     Further, TADA represents that there are a number of administrative review actions and civil actions seeking damages against TADA, in which case TADA is being defended by its insurer(s), and which matters remain the responsibility of TADA notwithstanding any other obligations undertaken herein by CSC.

                                 VI.  DEFAULT

     6.1  Assurances.  CSC may be required from time to time, at its own cost,
          ----------
at the request of TADA and/or FBA, to provide reasonable assurances, as TADA and/or FBA deem necessary and appropriate to insure the CSC is capable of fulfilling all of its obligations hereunder.

     6.2  Notice and Opportunity to Cure. In the event that CSC shall be in
          ------------------------------
default of any material obligations arising out of this Agreement, TADA and/or FBA shall provide written notice to CSC of the condition(s) constituting default and will indicate a reasonable time period within which TADA and/or FBA requires CSC to cure such condition(s).

     Upon the occurrence of a condition constituting default, and after receipt of notice from TADA and/or FBA, if CSC believes that the condition(s) cannot be corrected within the time set forth by TADA and/or FBA, and if CSC, through a diligent, ongoing, and conscientious effort to correct the default believes that the cure will take longer that the time set forth by TADA and/or FBA, then CSC shall submit a plan for review by FBA and/or TADA. FBA and/or TADA have the option to approve the plan, in which instance they will not exercise their remedies hereunder as long as CSC takes diligent , ongoing and conscientious actions to cure the default. If FBA and/or TADA disapprove CSC's plan, then FBA and/or TADA will identify corrective action necessary to be taken and the time period within which such corrective actions must be taken. If, after receipt of the required corrective action and required time period from TADA and/or FBA, CSC should fail or refuse, for any reason, to timely take the corrective actions required by TADA and/or FBA, then the Facility Use Agreement and the Subcontract shall be immediately terminated. Thereafter, TADA and/or FBA may without the necessity of additional notice or demand to CSC, and without releasing

CSC from any obligation, covenant or condition, make, perform, observe, take or do whatever necessary to protects its rights and interest. Under such circumstances, the exclusive right to utilize the TCCY Facility shall immediately revert back to FBA, and all rights granted to CSC under the Subcontract shall immediately revert back to TADA. In the event of such a default termination, TADA shall have an absolute right to take regain possession of and use all of Assets, and all other assets and resources being used at the time of the default termination by CSC to operate and maintain the TCCY Facility, either itself or by way of a substitute operator, and to fulfill its obligations under the Cooperative Endeavor Agreement, Management Services Agreement and the City Assignment. This right shall include without limitation, any contractual right with respect to the employees of CSC. Notwithstanding the foregoing, in no event shall such a default termination or subsequent actions taken by TADA and/or FBA to mitigate their damages limit any rights of TADA or FBA to seek compensation or bring an action to recover all damages.

     In the event of a bankruptcy, reorganization, debt arrangement moratorium, proceeding under any bankruptcy or insolvency law, or dissolution or liquidation proceeding is instituted by or against CSC, this Agreement shall be reviewed immediately and determination made as to continue this Agreement or modify this Agreement to ensure that FBA and TADA are not liable for CSC's debt.

                              VII. MISCELLANEOUS

     The following general conditions shall apply to all aspects of this
Agreement:

     7.1  No Implied Waiver. The failure of FBA and/or TADA to insist at any
          -----------------
time upon the strict performance of any covenant or agreement or to exercise any right, power or remedy contained in this Agreement shall not be construed as a waiver or a relinquishment thereof in the future.

     7.2. Severability. If any provision of this Agreement should be held
          ------------
invalid or unenforceable, the validity and enforceability of the remaining provisions hereof shall not be affected thereby

     7.3  Notice. Any notice required or permitted to be made in connection with
          ------
this Agreement may be deemed delivered, whether actually received or not, two
(2) days after being deposited in the U.S. Mail, postage prepaid, by certified or registered mail, return receipt requested, addressed to the applicable party(ies) at such address indicated below:


     If to FBA:               FBA, L.L.C.
                              P.O. Box 84010
                              Baton Rouge, Louisiana 70884
                              Attn: Verdi Adam

     If to TADA:              TADA, Inc.
                              P.O. Box 84010
                              Baton Rouge, Louisiana 70884
                              Attn: Verdi Adam

     If to CSC:               CSC
                              1819 Main Street, Suite 1000
                              Sarasota, Florida 34236
                              Attn: James F. Slattery

     If to Carlyle
     Capital Markets Inc.:    Carlyle Capital Markets Inc.
                              14755 Preston Road
                              Dallas, Texas 75240
                              Attention: Barry L. Friedman, President

     If to the Trustee:       First Tennessee Bank National Association
                              4385 Poplar Avenue
                              Memphis, Tennessee 38117
                              Attention: Dennis D. Gillespie, Vice President

     7.4 Amendments in Writing. This Agreement shall not be changed orally, but
         ---------------------
shall only be changed by way of a written agreement signed by all parties hereto. Any waiver or consent with respect to this Agreement shall only be effective in that specific instance and for the specific purpose for which it was given. No course of dealings, usage of trade nor parole evidence shall be used to supplement or modify any of the terms or conditions of this Agreement.

     7.5  Governing Law.  This Agreement shall be governed and controlled by the
          -------------
laws of the State of Louisiana as to interpretation, enforcement, validity, construction, effect and in all other respects. Subject to the requirement of
Section 7.6, the parties hereto agree that any lawsuit by one of the parties hereto against another parties hereto, and arising out of or related to this Agreement, shall be filed in the Nineteenth Judicial District Court for the State of Louisiana.

     7.6 Disputes. The parties hereto agree to submit any grievance or dispute
         --------
arising out of or in any way related to this Agreement to non-binding mediation prior to the initiation of litigation. Such mediation shall be held in Baton Rouge, Louisiana.

     7.7 Entire Agreement.  This Agreement contains the full agreement of the
         ----------------
parties hereto with respect to the subject matter hereof and supersedes all prior agreements or understanding relating thereto. All prior agreements with respect to the subject matter hereof shall be null, void and of no consequence. Further, no representations, inducements, promises or agreements have been made.

     This document may be executed in multiple originals.

     THUS DONE AND SIGNED, after due reading of the whole, at _____________ , _____________, this ____ day of December, 1998.

                              FBA, L.L.C.



                              By: /s/ Verdi Adam
                                  -----------------------------
                                    VERDI ADAM
                                    Managing Member



                              Trans-American Development Associates, Inc.



                              By: /s/ Verdi Adam
                                  -----------------------------
                                    VERDI ADAM
                                    Vice President




                              Correctional Services Corporation



                              By: /s/ James F. Slattery
                                  -----------------------------
                                    JAMES F. SLATTERY
                                    President

ACKNOWLEDGED this ____ day of December, 1998.

                              First Tennessee Bank National Association



                              By: /s/ Dennis D. Gillespie
                                  -------------------------------
                                    DENNIS D. GILLESPIE
                                    President